HealthEquity Reports Third Quarter Ended October 31, 2025 Financial Results

Highlights of the third quarter include:
•Revenue increased 7% to $322.2 million.
•Net income per diluted share rose to $0.59 from $0.06 one year ago, and non-GAAP net income per diluted share increased 29% to $1.01.
•Total HSA Assets grew 15% to $34.4 billion.
•Returned $93.7 million to shareholders through stock repurchases.
•Further reduced HSA cash repricing risk with a cumulative $2.25 billion 5-year Treasury bond hedge at 3.94%.

Draper, Utah – December 3, 2025 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), a leader in administering health savings accounts (“HSAs”) and complementary consumer-directed benefits (“CDBs”), today announced financial results for its third quarter ended October 31, 2025.
"HealthEquity delivered a record third quarter for fiscal 2026, with net income of $52 million, 20% growth in Adjusted EBITDA, and 29% growth in non-GAAP net income per share, reflecting our team’s focus on helping members better save, spend and invest for health," said Scott Cutler, President and CEO of HealthEquity. "Our marketplace platform is expanding access to more affordable healthcare solutions, and AI is beginning to power more personalized and efficient experiences. As we enter onboarding season, we do so with strong momentum and an enduring mission to save and improve lives by empowering healthcare consumers."
Third quarter financial results
Revenue for the third quarter ended October 31, 2025 was $322.2 million, an increase of 7% compared to $300.4 million for the third quarter ended October 31, 2024. Revenue this quarter included: service revenue of $120.3 million, custodial revenue of $159.1 million, and interchange revenue of $42.8 million.
HealthEquity reported net income of $51.7 million, or $0.59 per diluted share, and non-GAAP net income of $87.7 million, or $1.01 per diluted share, for the third quarter ended October 31, 2025. The Company reported net income of $5.7 million, or $0.06 per diluted share, and non-GAAP net income of $69.4 million, or $0.78 per diluted share, for the third quarter ended October 31, 2024.
Adjusted EBITDA was $141.8 million for the third quarter ended October 31, 2025, an increase of 20% compared to the third quarter ended October 31, 2024. Adjusted EBITDA was 44% of revenue, compared to 39% for the third quarter ended October 31, 2024.
Account and asset metrics
HSAs as of October 31, 2025 were 10.1 million, an increase of 6% year over year, including 802,000 HSAs with investments, an increase of 12% year over year. Total Accounts as of October 31, 2025 were 17.3 million, including 7.2 million complementary CDBs.
Total HSA Assets as of October 31, 2025 were $34.4 billion, an increase of 15% year over year. Total HSA Assets included $16.9 billion of HSA cash and $17.5 billion of HSA investments. Client-held funds, which are deposits held on behalf of our Clients to facilitate administration of our CDBs, and from which we generate custodial revenue, were $0.8 billion as of October 31, 2025.
Stock repurchase program
The Company repurchased 1.0 million shares of its common stock for $93.7 million during the third quarter ended October 31, 2025. As of that date, $258.8 million of common stock remained authorized for repurchase under the Company's stock repurchase program.
Business outlook
For the fiscal year ending January 31, 2026, management expects revenues of $1.302 billion to $1.312 billion. Its outlook for net income is between $197 million and $205 million, resulting in net income of $2.24 to $2.33 per diluted share. Its outlook for non-GAAP net income, calculated using the method described below, is between $341 million and $348 million, resulting in non-GAAP net income per diluted share of $3.87 to $3.95 (based on an estimated 88 million diluted weighted-average shares outstanding). Management expects Adjusted EBITDA of $555 million to $565 million.

See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Wednesday, December 3, 2025 to discuss the fiscal 2026 third quarter financial results. The conference call will be accessible by dialing 1-833-630-1956, or 1-412-317-1837 for international callers, and referencing conference ID "HealthEquity." A live audio webcast of the call will be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.
•Non-GAAP net income is calculated by adding back to GAAP net income before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP net income, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for more than 17 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to save and improve lives by empowering healthcare consumers. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•our ability to adequately place and safeguard our custodial assets, or the failure of any of our depository or insurance company partners;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged HSAs and other CDBs;
•the impact of recent fraudulent account activity involving our member accounts or our third-party service providers on our reputation and financial results;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•impact of cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology platforms and communications systems; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2025 and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Relations Contact
Richard Putnam
801-727-1000
rputnam@healthequity.com

HealthEquity, Inc. and subsidiaries
Condensed consolidated balance sheets

(in thousands, except par value)	October 31, 2025	January 31, 2025
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$309,259	$295,948
Accounts receivable, net of allowance for doubtful accounts of $918 and $2,070 as of October 31, 2025 and January 31, 2025, respectively	111,243	118,006
Prepaid expenses and other current assets	78,206	63,795
Total current assets	498,708	477,749
Property and equipment, net	3,390	3,239
Operating lease right-of-use assets	38,045	43,185
Intangible assets, net	1,124,768	1,204,658
Goodwill	1,648,145	1,648,145
Other assets	85,005	71,574
Total assets	$3,398,061	$3,448,550
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$19,549	$14,361
Accrued compensation	43,735	69,330
Accrued liabilities	47,413	62,631
Operating lease liabilities	9,931	10,001
Total current liabilities	120,628	156,323
Long-term liabilities
Long-term debt, net of issuance costs	982,105	1,056,301
Operating lease liabilities, non-current	36,228	42,219
Other long-term liabilities	23,501	22,962
Deferred tax liability	101,573	55,834
Total long-term liabilities	1,143,407	1,177,316
Total liabilities	1,264,035	1,333,639
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of October 31, 2025 and January 31, 2025, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 85,615 and 86,536 shares issued and outstanding as of October 31, 2025 and January 31, 2025, respectively	9	9
Additional paid-in capital	1,917,244	1,905,628
Accumulated other comprehensive income	8,837	—
Accumulated earnings	207,936	209,274
Total stockholders’ equity	2,134,026	2,114,911
Total liabilities and stockholders’ equity	$3,398,061	$3,448,550

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of operations (unaudited)

	Three months ended October 31,		Nine months ended October 31,
(in thousands, except per share data)	2025	2024	2025	2024
Revenue
Service revenue	$120,286	$119,174	$357,943	$354,108
Custodial revenue	159,067	140,953	475,398	401,281
Interchange revenue	42,811	40,305	145,502	132,568
Total revenue	322,164	300,432	978,843	887,957
Cost of revenue
Service costs	76,889	86,860	240,050	246,122
Custodial costs	10,879	10,241	32,763	29,406
Interchange costs	6,333	6,305	21,061	24,213
Total cost of revenue	94,101	103,406	293,874	299,741
Gross profit	228,063	197,026	684,969	588,216
Operating expenses
Sales and marketing	24,411	22,636	70,317	67,655
Technology and development	65,916	60,189	192,156	174,859
General and administrative	30,880	31,789	86,406	102,285
Amortization of acquired intangible assets	27,002	28,350	81,005	84,876
Merger integration	1,159	34,437	3,700	38,357
Total operating expenses	149,368	177,401	433,584	468,032
Income from operations	78,695	19,625	251,385	120,184
Other expense
Interest expense	(14,049)	(18,155)	(43,862)	(45,377)
Other income, net	2,886	4,748	9,010	11,266
Total other expense	(11,163)	(13,407)	(34,852)	(34,111)
Income before income taxes	67,532	6,218	216,533	86,073
Income tax provision	15,840	515	51,072	15,735
Net income	$51,692	$5,703	$165,461	$70,338
Net income per share:
Basic	$0.60	$0.07	$1.92	$0.81
Diluted	$0.59	$0.06	$1.88	$0.79
Weighted-average number of shares used in computing net income per share:
Basic	85,995	87,193	86,397	86,935
Diluted	86,970	88,634	87,799	88,699

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of comprehensive income (unaudited)

	Three months ended October 31,		Nine months ended October 31,
(in thousands, except per share data)	2025	2024	2025	2024
Net income	$51,692	$5,703	$165,461	$70,338
Other comprehensive income
Cash flow hedges
Net unrealized gains, net of income tax expense	8,634	—	8,837	—
Total other comprehensive income	8,634	—	8,837	—
Comprehensive income	$60,326	$5,703	$174,298	$70,338

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of cash flows (unaudited)

	Nine months ended October 31,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$165,461	$70,338
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	115,975	123,269
Stock-based compensation	53,946	74,717
Amortization of debt discount and issuance costs	804	1,805
Loss on extinguishment of debt	—	1,576
Deferred taxes	42,734	(10,065)
Changes in operating assets and liabilities:
Accounts receivable, net	6,763	(1,819)
Prepaid expenses and other current and non-current assets	(8,444)	(11,672)
Operating lease right-of-use assets	5,050	5,004
Accrued compensation	(24,639)	(3,161)
Accounts payable, accrued liabilities, and other current liabilities	(11,269)	24,757
Operating lease liabilities, non-current	(5,963)	(5,796)
Other long-term liabilities	(1,239)	(4,845)
Net cash provided by operating activities	339,179	264,108
Cash flows from investing activities:
Purchases of software and capitalized software development costs	(36,768)	(37,900)
Purchases of property and equipment	(1,643)	(1,756)
Acquisitions of HSA portfolios	(293)	(452,241)
Net cash used in investing activities	(38,704)	(491,897)
Cash flows from financing activities:
Principal payments on long-term debt	(75,000)	(536,875)
Repurchases of common stock	(218,234)	(58,513)
Proceeds from long-term debt	—	736,875
Payment of debt issuance costs	—	(3,748)
Settlement of client-held funds obligation, net	621	3,188
Proceeds from exercise of common stock options	5,449	5,046
Net cash provided by (used in) financing activities	(287,164)	145,973
Increase (decrease) in cash and cash equivalents	13,311	(81,816)
Beginning cash and cash equivalents	295,948	403,979
Ending cash and cash equivalents	$309,259	$322,163

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of cash flows (unaudited) (continued)

	Nine months ended October 31,
(in thousands)	2025	2024
Supplemental cash flow data:
Interest expense paid in cash	$46,457	$50,203
Income tax payments, net	7,351	23,817
Supplemental disclosures of non-cash investing and financing activities:
Purchases of software and capitalized software development costs included in accounts payable, accrued liabilities, or accrued compensation	3,447	4,754
Purchases of property and equipment included in accounts payable or accrued liabilities	101	106
Repurchases of common stock included in accrued liabilities	2,478	1,500
Exercise of common stock options receivable	5,390	7
Non-cash purchase consideration related to acquisitions of HSA portfolios	—	20,325
Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the condensed consolidated statements of operations and comprehensive income is as follows:

	Three months ended October 31,		Nine months ended October 31,
(in thousands)	2025	2024	2025	2024
Cost of revenue	$3,183	$3,751	$9,684	$11,210
Sales and marketing	3,491	3,700	9,890	11,873
Technology and development	5,981	6,353	17,633	18,747
General and administrative	7,887	7,319	16,739	32,887
Total stock-based compensation expense	$20,542	$21,123	$53,946	$74,717
Total Accounts (unaudited)

(in thousands, except percentages)	October 31, 2025	October 31, 2024	% Change	January 31, 2025
HSAs	10,108	9,508	6%	9,889
New HSAs from sales - Quarter-to-date	175	186	(6)%	471
New HSAs from sales - Year-to-date	487	568	(14)%	1,040
New HSAs from acquisitions - Year-to-date	—	616	*	616
HSAs with investments	802	717	12%	753
CDBs	7,172	6,955	3%	7,144
Total Accounts	17,280	16,463	5%	17,033
Average Total Accounts - Quarter-to-date	17,254	16,400	5%	16,677
Average Total Accounts - Year-to-date	17,140	16,177	6%	16,302
*Not meaningful
HSA Assets (unaudited)

(in millions, except percentages)	October 31, 2025	October 31, 2024	% Change	January 31, 2025
HSA cash	$16,910	$16,386	3%	$17,435
HSA investments	17,536	13,601	29%	14,676
Total HSA Assets	34,446	29,987	15%	32,111
Average daily HSA cash - Quarter-to-date	16,942	16,441	3%	16,634
Average daily HSA cash - Year-to-date	17,080	16,064	6%	16,206

HSA cash maturity schedule
The following table summarizes the amount of HSA cash held by our depository partners and insurance company partners that is expected to reprice by fiscal year and the respective average annualized yield currently earned on that HSA cash as of October 31, 2025:

Year ending January 31, (in billions, except percentages)	HSA cash expected to reprice	Average annualized yield
Remainder of 2026	$1.0	1.5%
2027	4.2	1.9%
2028	2.2	4.1%
2029	1.5	3.7%
Thereafter	7.5	4.5%
Total (1)	$16.4	3.5%
(1)Excludes $0.5 billion of HSA cash held in floating-rate contracts as of October 31, 2025.
Client-held funds (unaudited)

(in millions, except percentages)	October 31, 2025	October 31, 2024	% Change	January 31, 2025
Client-held funds	$803	$748	7%	$896
Average daily Client-held funds - Quarter-to-date	792	770	3%	798
Average daily Client-held funds - Year-to-date	859	823	4%	817
Reconciliation of net income to Adjusted EBITDA (unaudited)

	Three months ended October 31,		Nine months ended October 31,
(in thousands)	2025	2024	2025	2024
Net income	$51,692	$5,703	$165,461	$70,338
Interest income	(2,864)	(3,897)	(8,961)	(10,881)
Interest expense	14,049	18,155	43,862	45,377
Income tax provision	15,840	515	51,072	15,735
Depreciation and amortization	11,778	12,371	34,970	38,393
Amortization of acquired intangible assets	27,002	28,350	81,005	84,876
Stock-based compensation expense	20,542	21,123	53,946	74,717
Merger integration expenses	1,159	34,437	3,700	38,357
Amortization of incremental costs to obtain a contract	1,982	1,702	5,859	5,015
Costs associated with unused office space	654	812	2,229	2,408
Other	(22)	(1,026)	(49)	(368)
Adjusted EBITDA	$141,812	$118,245	$433,094	$363,967
Net income as a percentage of revenue (unaudited)

	Three months ended October 31,				Nine months ended October 31,
(in thousands, except percentages)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Net income	$51,692	$5,703	$45,989	806%	$165,461	$70,338	$95,123	135%
As a percentage of revenue	16%	2%			17%	8%

Adjusted EBITDA as a percentage of revenue (unaudited)

	Three months ended October 31,				Nine months ended October 31,
(in thousands, except percentages)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Adjusted EBITDA	$141,812	$118,245	$23,567	20%	$433,094	$363,967	$69,127	19%
As a percentage of revenue	44%	39%			44%	41%
Reconciliation of net income outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2026
Net income	$197 - 205
Interest income	(11)
Interest expense	57
Income tax provision	66 - 68
Depreciation and amortization	47
Amortization of acquired intangible assets	108
Stock-based compensation expense	75
Merger integration expenses	5
Amortization of incremental costs to obtain a contract	8
Costs associated with unused office space	3
Adjusted EBITDA	$555 - 565
Reconciliation of net income to non-GAAP net income (unaudited)

	Three months ended October 31,		Nine months ended October 31,
(in thousands, except per share data)	2025	2024	2025	2024
Net income	$51,692	$5,703	$165,461	$70,338
Income tax provision	15,840	515	51,072	15,735
Income before income taxes - GAAP	67,532	6,218	216,533	86,073
Non-GAAP adjustments:
Amortization of acquired intangible assets	27,002	28,350	81,005	84,876
Stock-based compensation expense	20,542	21,123	53,946	74,717
Merger integration expenses	1,159	34,437	3,700	38,357
Costs associated with unused office space	654	812	2,229	2,408
Loss on extinguishment of debt	—	1,576	—	1,576
Total adjustments to income before income taxes - GAAP	49,357	86,298	140,880	201,934
Income before income taxes - Non-GAAP	116,889	92,516	357,413	288,007
Income tax provision - Non-GAAP (1)	29,223	23,129	89,353	72,002
Non-GAAP net income	87,666	69,387	268,060	216,005

Diluted weighted-average shares	86,970	88,634	87,799	88,699
GAAP net income per diluted share	$0.59	$0.06	$1.88	$0.79
Non-GAAP net income per diluted share	$1.01	$0.78	$3.05	$2.44
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

Reconciliation of net income outlook to non-GAAP net income outlook (unaudited)

Outlook for the year ending
(in millions, except per share data)	January 31, 2026
Net income	$197 - 205
Income tax provision	66 - 68
Income before income taxes - GAAP	263 - 273
Non-GAAP adjustments:
Amortization of acquired intangible assets	108
Stock-based compensation expense	75
Merger integration expenses	5
Costs associated with unused office space	3
Total adjustments to income before income taxes - GAAP	191
Income before income taxes - Non-GAAP	454 - 464
Income tax provision - Non-GAAP (1)	113 - 116
Non-GAAP net income	$341 - 348

Diluted weighted-average shares	88
GAAP net income per diluted share (2)	$2.24 - 2.33
Non-GAAP net income per diluted share (2)	$3.87 - 3.95
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.
(2)GAAP and non-GAAP net income per diluted share may not calculate due to rounding.

Certain terms

Term	Definition
HSA	Health Savings Account, which is a financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets
HSA members’ custodial cash assets held by our federally insured depository partners and our insurance company partners. Total HSA Assets also includes HSA members' investments held by our custodial investment fund partner.

Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs.
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA
Earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.

Non-GAAP net income
Calculated by adding back to GAAP net income before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.